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                                                                  EXHIBIT 23(a)



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Western Atlas Inc. on Form S-8 of our report dated February 13, 1996, appearing in the Annual Report on Form 10-K of Western Atlas Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Interests of Named Experts and Counsel" in the Registration Statement.




Deloitte & Touche LLP
Los Angeles, California

June 25, 1996